Exhibit 99.1

Contact: Tracy McLauchlin, CFO

IES Holdings, Inc.

713-860-1500

FOR IMMEDIATE RELEASE

IES Holdings Reports Fiscal 2019 Third Quarter Results

- Revenue of $283 million, an increase of 22% year-over-year

- Net Income Per Share of $0.52 and Adjusted Net Income Per Share of $0.44

HOUSTON — August 2, 2019 — IES Holdings, Inc. (or “IES” or the “Company”) (NASDAQ: IESC) today announced financial results for the quarter ended June 30, 2019.

Third Quarter and Nine Months of Fiscal 2019 Highlights

•

Revenue of $283 million for the third quarter of fiscal 2019, an increase of 22% compared with $233 million for the third quarter of fiscal 2018; Revenue of $783 million for the year-to-date fiscal 2019, an increase of 23% compared with $637 million for the year-to-date fiscal 2018

•

Operating income of $10.2 million for the third quarter of fiscal 2019, compared with $10.1 million for the third quarter of fiscal 2018; Operating income of $27.9 million for the year-to-date fiscal 2019, an increase of 62% compared with $17.2 million for the year-to-date fiscal 2018

•

Net income attributable to IES increased 29% to $11.0 million, or $0.52 per diluted share, for the third quarter of fiscal 2019, compared with $8.5 million, or $0.40 per diluted share, for the third quarter of fiscal 2018; Net income attributable to IES increased to $23.3 million, or $1.09 per diluted share, for the year-to-date fiscal 2019, compared with net loss attributable to IES of $18.8 million, or $0.89 per diluted share, for the year-to-date fiscal 2018, which included a fiscal 2018 charge of $31.5 million related to the enactment of the Tax Cuts and Jobs Act. For the third quarter and year-to-date fiscal 2019, net income attributable to IES includes a tax benefit of $4.0 million associated with the recognition of previously unrecognized tax benefits, while the comparable fiscal 2018 periods each included a similar tax benefit of $1.8 million

•

Adjusted net income attributable to IES (a non-GAAP financial measure, as defined below) increased 4% to $9.3 million, or $0.44 per diluted share, for the third quarter of fiscal 2019, compared with $8.9 million, or $0.42 per diluted share, for the third quarter of fiscal 2018; Adjusted net income attributable to IES increased 76% to $25.9 million, or $1.21 per diluted share, for the year-to-date fiscal 2019, compared with $14.7 million, or $0.69 per diluted share, for the year-to-date fiscal 2018

•	Remaining Performance Obligations, a GAAP measure of future revenue to be recognized from current contracts with customers, of approximately $487 million as of June 30, 2019

•	Backlog (a non-GAAP financial measure, as defined below) of approximately $546 million as of June 30, 2019

Management Commentary

Gary S. Matthews, Chief Executive Officer, stated, “Overall we had a strong third quarter and our year-to-date results are significantly ahead of a year ago. Our Communications segment continued its impressive growth, with revenues increasing 66% and operating income increasing 87% compared to the third quarter of 2018, reflecting the continued strong demand from several large data center customers and effective labor management as we gain scale. Our Infrastructure Solutions segment, where revenues were up 45% and operating income more than doubled versus the third quarter of 2018, demonstrated strong execution across all lines of business. In particular, our custom fabrication business increased revenue by 77%, reflecting strong demand for our data center generator enclosures and improved efficiency at our facilities. Our Residential segment saw growth in both single-family and multi-family lines of business as the weather improved and our backlog converted into revenue. Although Commercial & Industrial underperformed in the quarter due to a change in mix as a result of reduced volume in certain branches compared to the prior year, on a year-to-date basis we are still performing well ahead of 2018. Overall, our backlog remains very strong at $546 million, a $154 million increase from a year ago. Looking ahead, we believe we are well-positioned for the remainder of fiscal 2019 and to carry our momentum into fiscal 2020.”

Tracy A. McLauchlin, Chief Financial Officer, added, “During the quarter, we repaid another $10 million of our revolving credit facility and repurchased another $3 million of stock. We believe our strong liquidity position and disciplined capital allocation philosophy will support our growth strategy and focus on building shareholder value, including through acquisitions and stock repurchases.”

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Net Operating Loss Carryforwards

The Company estimates that it has available Net Operating Loss Carryforwards (NOLs) for U.S. federal income tax purposes of approximately $355 million at September 30, 2018, including approximately $133 million resulting from the additional amortization of personal goodwill. The Company’s common stock is subject to a Rights Plan dated November 8, 2016, which is intended to assist in limiting the number of 5% or more owners of the Company’s common stock and thereby reduce the risk of a possible “change of ownership” under Section 382 of the Internal Revenue Code of 1986, as amended. Any such “change of ownership” under these rules would limit or eliminate the ability of the Company to use its existing NOLs for federal income tax purposes. There is no guarantee that the Rights Plan will achieve the objective of preserving the value or realization of the NOLs.

Stock Buyback Plan

In 2015, the Company’s Board of Directors authorized and announced a stock repurchase program for purchasing up to 1.5 million shares of our common stock from time to time, and on May 2, 2019, authorized the repurchase of up to an additional 1.0 million shares. During the quarter ended June 30, 2019, the Company repurchased 162,993 shares at an average price of $17.88 per share, and for year-to-date fiscal 2019, the Company repurchased 398,947 shares at an average price of $17.11 per share. The Company had 1,325,857 shares remaining under its stock repurchase authorization at June 30, 2019.

Non-GAAP Financial Measures and Other Adjustments

This press release includes adjusted net income attributable to IES, adjusted earnings per share attributable to IES, and backlog, and, in the non-GAAP reconciliation tables included herein, adjusted EBITDA and adjusted net income before taxes, each of which is a financial measure not calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”). Management believes that these measures provide useful information to our investors by, in the case of adjusted net income attributable to IES, adjusted earnings per share attributable to IES, adjusted EBITDA and adjusted net income before taxes, distinguishing certain nonrecurring events such as litigation settlements or significant expenses associated with leadership changes, or noncash events, such as our valuation allowances release and write-down of our net deferred tax assets, or, in the case of backlog, providing a common measurement used in IES’s industry, as described further below, and that these measures, when reconciled to the most

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directly comparable GAAP measures, help our investors to better identify underlying trends in the operations of our business and facilitate easier comparisons of our financial performance with prior and future periods and to our peers. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which has been provided in the financial tables included in this press release.

Remaining performance obligations represent the unrecognized revenue value of our contract commitments. While backlog is not a defined term under GAAP, it is a common measurement used in IES’s industry and IES believes this non-GAAP measure enables it to more effectively forecast its future results and better identify future operating trends that may not otherwise be apparent. IES’s remaining performance obligations are a component of IES’s backlog calculation, which also includes signed agreements and letters of intent which we do not have a legal right to enforce prior to work starting. These arrangements are excluded from remaining performance obligations until work begins. IES’s methodology for determining backlog may not be comparable to the methodologies used by other companies.

For further details on the Company’s financial results, please refer to the Company’s quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2019, to be filed with the Securities and Exchange Commission (“SEC”) by August 2, 2019, and any amendments thereto.

About IES Holdings, Inc.

IES is a holding company that owns and manages operating subsidiaries that provide electrical contracting and other infrastructure services to a variety of end markets, including data centers, residential housing, and commercial and industrial facilities. Our approximately 5,000 employees serve clients in the United States. For more information about IES, please visit www.ies-co.com.

Certain statements in this release may be deemed “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, all of which are based upon various estimates and assumptions that the Company believes to be reasonable as of the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “seek,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology. These statements involve risks and uncertainties that could cause the Company’s actual future outcomes to differ materially from those set forth in such statements. Such risks and uncertainties include, but are not limited to, the ability of our controlling shareholder to take action

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not aligned with other shareholders; the possibility that certain tax benefits of our net operating losses may be restricted or reduced in a change in ownership or a further change in the federal tax rate; the potential recognition of valuation allowances or further write-downs on net deferred tax assets; the inability to carry out plans and strategies as expected, including underperformance of our acquisitions or our inability to identify and complete acquisitions that meet our investment criteria in furtherance of our corporate strategy; competition in the industries in which we operate, both from third parties and former employees, which could result in the loss of one or more customers or lead to lower margins on new projects; fluctuations in operating activity due to downturns in levels of construction, seasonality and differing regional economic conditions; and our ability to successfully manage projects, as well as other risk factors discussed in this document, in the Company’s annual report on Form 10-K for the year ended September 30, 2018 and in the Company’s other reports on file with the SEC. You should understand that such risk factors could cause future outcomes to differ materially from those experienced previously or those expressed in such forward-looking statements. The Company undertakes no obligation to publicly update or revise any information, including information concerning its controlling shareholder, net operating losses, borrowing availability, or cash position, or any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Forward-looking statements are provided in this press release pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of the estimates, assumptions, uncertainties, and risks described herein.

General information about IES Holdings, Inc. can be found at http://www.ies-co.com under “Investor Relations.” The Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the Company’s website as soon as reasonably practicable after they are filed with, or furnished to, the SEC.

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IES HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2019	2018	2019	2018
Revenues	$282.6	$232.6	$783.4	$636.6
Cost of services	236.2	190.0	652.2	527.1

Gross profit	46.4	42.5	131.2	109.4
Selling, general and administrative expenses	36.3	32.4	103.5	92.1
Contingent consideration	(0.2)	0.1	(0.3)	0.2
Loss on sale of assets	—	—	0.1	—

Operating income	10.2	10.1	27.9	17.2

Interest expense	0.5	0.5	1.5	1.4
Other (income) expense, net	(0.1)	(0.1)	(0.1)	(0.3)

Income from operations before income taxes	9.8	9.7	26.5	16.0
Provision for (benefit from) income taxes	(1.2)	1.0	3.0	34.6

Net income (loss)	11.1	8.6	23.5	(18.6)

Net income attributable to noncontrolling interest	(0.1)	(0.1)	(0.1)	(0.3)

Net income (loss) attributable to IES Holdings, Inc.	$11.0	$8.5	$23.3	$(18.8)

Earnings (loss) per share attributable to IES Holdings, Inc.:
Basic	$0.52	$0.40	$1.10	$(0.89)
Diluted	$0.52	$0.40	$1.09	$(0.89)
Shares used in the computation of earnings per share:
Basic (in thousands)	21,043	21,201	21,140	21,193
Diluted (in thousands)	21,301	21,332	21,382	21,193

IES HOLDINGS, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION OF ADJUSTED NET INCOME ATTRIBUTABLE

TO IES HOLDINGS, INC. AND ADJUSTED EARNINGS PER SHARE

ATTRIBUTABLE TO IES HOLDINGS, INC.

(DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2019	2018	2019	2018
Net income (loss) attributable to IES Holdings, Inc.	$11.0	$8.5	$23.3	$(18.8)
Provision for (benefit from) income taxes	(1.2)	1.0	3.0	34.6

Adjusted net income before taxes	9.8	9.6	26.4	15.8
Current tax expense (1)	(0.5)	(0.7)	(1.3)	(1.1)
Severance expense	—	—	0.8	—

Adjusted net income attributable to IES Holdings, Inc.	$9.3	$8.9	$25.9	$14.7

Adjusted earnings per share attributable to IES Holdings, Inc.:
Basic	$0.44	$0.42	$1.23	$0.69
Diluted	$0.44	$0.42	$1.21	$0.69
Shares used in the computation of earnings per share:
Basic (in thousands)	21,043	21,201	21,140	21,193
Diluted (in thousands)	21,301	21,332	21,382	21,193

(1)

Represents the tax expense for the current period which will be paid in cash, inclusive of tax impact of adding back the severance charge below, and not offset by the utilization of deferred tax assets

IES HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(DOLLARS IN MILLIONS)

(UNAUDITED)

	June 30,	September 30,
	2019	2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$13.1	$26.2
Accounts receivable:
Trade, net of allowance	176.5	151.6
Retainage	27.4	24.3
Inventories	24.3	21.0
Costs and estimated earnings in excess of billings	34.8	31.4
Prepaid expenses and other current assets	8.9	8.1

Total current assets	285.0	262.7

Property and equipment, net	26.4	25.4
Goodwill	50.6	50.7
Intangible assets, net	27.5	30.6
Deferred tax assets	43.4	46.6
Other non-current assets	5.4	6.1

Total assets	$438.4	$422.0

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$150.4	$130.6
Billings in excess of costs and estimated earnings	35.9	33.8

Total current liabilities	186.3	164.4

Long-term debt	9.9	29.6
Other non-current liabilities	1.9	4.4

Total liabilities	198.1	198.4

Noncontrolling interest	3.2	3.2
STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock	0.2	0.2
Treasury stock, at cost	(11.4)	(8.9)
Additional paid-in capital	192.4	196.8
Retained earnings	55.8	32.3

Total stockholders’ equity	237.0	220.4

Total liabilities and stockholders’ equity	$438.4	$422.0

IES HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(DOLLARS IN MILLIONS)

(UNAUDITED)

	Nine Months Ended June 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$23.5	$(18.6)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Bad debt expense	0.2	0.3
Deferred financing cost amortization	0.2	0.2
Depreciation and amortization	7.2	6.7
Loss (gain) on sale of assets	0.1	—
Non-cash compensation expense	1.5	(0.4)
Deferred income taxes	3.0	34.6
Changes in operating assets and liabilities:
Accounts receivable	(25.2)	5.0
Inventories	(3.5)	(1.7)
Costs and estimated earnings in excess of billings	(3.4)	(9.0)
Prepaid expenses and other current assets	(3.6)	(1.6)
Other non-current assets	(0.9)	0.3
Accounts payable and accrued expenses	20.1	(6.9)
Billings in excess of costs and estimated earnings	2.0	(4.0)
Other non-current liabilities	(1.1)	0.2

Net cash provided by operating activities	20.3	5.0

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(5.2)	(3.4)
Proceeds from sale of assets	0.1	0.1
Cash paid in conjunction with business combinations	—	(6.0)

Net cash used in investing activities	(5.1)	(9.3)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of debt	22.5	0.1
Repayments of debt	(42.3)	(0.1)
Distribution to noncontrolling interest	(0.1)	(0.2)
Repurchases of common stock	(8.3)	(2.1)

Net cash used in financing activities	(28.3)	(2.3)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(13.1)	(6.6)
CASH, CASH EQUIVALENTS and RESTRICTED CASH, beginning of period	26.2	28.3

CASH, CASH EQUIVALENTS and RESTRICTED CASH, end of period	$13.1	$21.7

IES HOLDINGS, INC. AND SUBSIDIARIES

OPERATING SEGMENT STATEMENT OF OPERATIONS

(DOLLARS IN MILLIONS)

(UNAUDITED)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2019	2018	2019	2018
Revenues
Commercial & Industrial	$75.4	$78.2	$227.9	$196.7
Communications	90.4	54.4	230.2	159.1
Infrastructure Solutions	36.1	24.9	100.0	70.4
Residential	80.7	75.2	225.2	210.3

Total revenue	$282.6	$232.6	$783.4	$636.6

Operating income (loss)
Commercial & Industrial	$(0.6)	$3.3	$2.8	$2.1
Communications	7.0	3.7	16.3	9.9
Infrastructure Solutions	3.7	1.5	7.9	1.9
Residential	4.6	4.2	12.3	11.5
Corporate(1)	(4.4)	(2.7)	(11.3)	(8.2)

Total operating income (loss)	$10.2	$10.1	$27.9	$17.2

(1)	Includes severance expense of $0.8M incurred in the three months ended March 31, 2019

IES HOLDINGS, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION OF ADJUSTED EBITDA

(DOLLARS IN MILLIONS)

(UNAUDITED)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2019	2018	2019	2018
Net income (loss) attributable to IES Holdings, Inc.	$11.0	$8.5	$23.3	$(18.8)
Provision for (benefit from) income taxes	(1.2)	1.0	3.0	34.6
Interest & other expense, net	0.4	0.4	1.4	1.2
Depreciation and amortization	2.4	2.4	7.2	6.7

EBITDA	$12.5	$12.4	$35.0	$23.7
Non-cash equity compensation expense	0.8	(0.3)	1.5	(0.4)
Severance expense	—	—	0.8	—

Adjusted EBITDA	$13.3	$12.1	$37.3	$23.3

IES HOLDINGS, INC. AND SUBSIDIARIES

SUPPLEMENTAL REMAINING PERFORMANCE OBLIGATIONS AND NON-GAAP RECONCILIATION OF

BACKLOG DATA

(DOLLARS IN MILLIONS)

(UNAUDITED)

	June 30, 2019	March 31, 2019	June 30, 2018
Remaining performance obligations	$487	$424	$289
Agreements without an enforceable obligation (1)	59	149	103

Backlog	$546	$573	$392

(1)

Our backlog contains signed agreements and letters of intent which we do not have a legal right to enforce prior to work starting. These arrangements are excluded from remaining performance obligations until work begins.